UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2019
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
     On June 13, 2019, Harris Corporation (“Harris”) issued a press release announcing the results of early participation in its previously announced offers to eligible holders, upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement, dated May 30, 2019, related to such exchange offers and the accompanying letter of transmittal and consent solicitation statement, to exchange any and all outstanding 4.950% Senior Notes due 2021, 3.850% Senior Notes due 2023, 3.950% Senior Notes due 2024, 3.850% Senior Notes due 2026 and 4.400% Senior Notes due 2028 issued by L3 Technologies, Inc. for (1) up to $3.35 billion aggregate principal amount of new notes issued by Harris and (2) cash.
 A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX
     The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Corporation on June 13, 2019.
Forward Looking Statements

Certain of the matters discussed in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts may be forward-looking statements; words such as “may,” “will,” “should,” “likely,” “projects,” “financial guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are used to identify forward-looking statements. L3 and Harris caution investors that these statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond L3’s and Harris’ control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition to factors previously disclosed in L3’s and Harris’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of L3 and Harris to terminate the definitive merger agreement between L3 and Harris; the outcome of any legal proceedings that have been or may be instituted against L3, Harris or their respective directors; the ability to obtain regulatory approvals and satisfy other closing conditions to the merger in a timely manner or at all, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the L3 and Harris businesses or fully realizing anticipated cost savings and other benefits; business disruptions from the proposed merger that may harm L3’s or Harris’ businesses, including current plans and operations; any announcement relating to the proposed transaction could have adverse effects on the ability of L3 or Harris to retain and hire key personnel or maintain relationships with suppliers and customers, including the U.S. government and other governments, or on L3’s or Harris’ operating results and businesses generally; the risk that the announcement of the proposed transaction could have adverse effects on the market price of the common stock of either or both of L3’s and Harris’ common stock and the uncertainty as to the long-term value of the common stock of the combined company following the merger; certain restrictions during the pendency of the merger that may impact L3’s or Harris’ ability to pursue certain business opportunities or strategic transactions; the business, economic and political conditions in the markets in which L3 and Harris operate; and events beyond L3’s and Harris’ control, such as acts of terrorism.

These forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither L3 nor Harris undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in L3’s and Harris’ Joint Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 filed by Harris and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in L3’s and Harris’ most recent reports on Form 10-K for the years ended December 31, 2018 and June 29, 2018, respectively, and any material updates to these factors contained in any of L3’s and Harris’ subsequent and future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Given these uncertainties, you should not place any reliance on these forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Rahul Ghai
	Name:	Rahul Ghai
	Title:	Senior Vice President and Chief Financial Officer

Date: June 13, 2019